Exhibit 99

VF Reports Third Quarter Fiscal 2020 Results and Adjusts Full Year Fiscal 2020 Outlook

  Revenue from continuing operations increased 5 percent (up 6 percent in constant dollars) to $3.4 billion; excluding the occupational Work business, revenue from continuing operations increased 6 percent (up 7 percent in constant dollars);
  Active segment revenue increased 8 percent (up 9 percent in constant dollars) including a 12 percent (13 percent in constant dollars) increase in Vans® brand revenue; Outdoor segment revenue increased 3 percent (up 4 percent in constant dollars) including an 8 percent increase in The North Face® brand revenue;
  International revenue increased 8 percent (up 9 percent in constant dollars); Europe revenue increased 4 percent (up 7 percent in constant dollars excluding divestitures); China revenue increased 30 percent (up 32 percent in constant dollars);
  Direct-to-Consumer revenue increased 7 percent; Digital revenue increased 16 percent (up 17 percent in constant dollars);
  Gross margin from continuing operations increased 110 basis points to 55.7 percent; on an adjusted basis, gross margin increased 100 basis points to 55.7 percent;
  Operating income from continuing operations increased 11 percent; adjusted operating income from continuing operations increased 11 percent (12 percent in constant dollars); excluding the occupational Work business, adjusted operating income from continuing operations increased 14 percent (15 percent in constant dollars);
  Earnings per share from continuing operations was $1.13. Adjusted earnings per share from continuing operations increased 14 percent to $1.23;
  Full year fiscal 2020 adjusted revenue from continuing operations now expected to approximate $11.75 billion, reflecting growth of approximately 5 percent (7 percent on a constant dollar basis, excluding acquisitions and divestitures); excluding the occupational Work business, full year fiscal 2020 adjusted revenue from continuing operations is expected to increase approximately 6 percent (approximately 8 percent on a constant dollar basis, excluding acquisitions and divestitures);
  Full year fiscal 2020 adjusted earnings per share from continuing operations now expected to be approximately $3.30, reflecting growth of approximately 15 percent (approximately 18 percent, excluding acquisitions and divestitures).

DENVER--(BUSINESS WIRE)--January 23, 2020--VF Corporation (NYSE: VFC) today reported financial results for its third quarter ended December 28, 2019. All per share amounts are presented on a diluted basis. This release refers to “reported” and “constant dollar” amounts, terms that are described under the heading “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” amounts are the same. This release also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading “Discontinued Operations - Kontoor Brands Business.” Unless otherwise noted, results presented are based on continuing operations. This release also refers to “adjusted” amounts, a term that is described under the heading “Adjusted Amounts - Excluding Transaction and Deal Related Expenses, Costs Related to Office Relocations and Specified Strategic Business Decisions, Pension Settlement Charges, and the Impact of Swiss Tax Legislation.” Unless otherwise noted, “reported” and “adjusted” amounts are the same. This release also refers to certain "excluding the occupational Work business" amounts, a term that is described under the heading "Adjusted Amounts - Excluding the Occupational Work Business."

“Our third quarter performance was strong and our year-to-date results are at the high end of our long-term growth objectives. Despite a mixed holiday season in the US, we're on track to deliver solid performance and are well positioned for continued growth and value creation in fiscal year 2021," said Steve Rendle, VF's Chairman, President and CEO.

Constant Currency - Excluding the Impact of Foreign Currency

This release refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. This release also refers to “constant dollar” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. The “constant dollar” amounts also exclude the impact of foreign currency-denominated transactions in countries with highly inflationary economies. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Discontinued Operations - Kontoor Brands Business

On May 22, 2019, VF completed the spin-off of its Jeans business, which included the Wrangler®, Lee® and Rock & Republic® brands, as well as the VF OutletTM business, into an independent, publicly traded company under the name Kontoor Brands, Inc. (“Kontoor Brands”). Accordingly, the company has removed the assets and liabilities of the Jeans business as of this date and included the operating results and cash flows of the business in discontinued operations for all periods presented.

Adjusted Amounts - Excluding the Occupational Work Business

On January 21, 2020, VF announced that it is commencing a review of strategic alternatives for the occupational portion of its Work segment. As defined in the January 21, 2020 news release, the occupational portion of the Work segment primarily consists of nine brands and businesses: Red Kap®, VF Solutions®, Bulwark®, Workrite®, Walls®, Terra®, Kodiak®, Work Authority® and Horace Small®. The proposed transaction does not include the Dickies® and Timberland PRO® brands.

This release refers to certain "excluding the occupational Work business" amounts, which exclude the estimated historical and forward-looking results of the occupational Work group of brands. These excluded amounts are not indicative of the results of the occupational Work businesses as a standalone entity, and are not representative of VF’s discontinued operations in the event of a disposition. VF’s analysis of the disposition of the occupational Work businesses has not been completed and is subject to change based on the final structure of any potential transaction.

Adjusted Amounts - Excluding Transaction and Deal Related Expenses, Costs Related to Office Relocations and Specified Strategic Business Decisions, Pension Settlement Charges, and the Impact of Swiss Tax Legislation

The adjusted amounts in this release exclude transaction and deal related expenses associated with the acquisitions and integration of the Icebreaker® and Altra® brands. The adjusted amounts in this release also exclude transaction expenses associated with the completed spin-off of the Jeans business. Total transaction and deal related expenses were approximately $22 million in the first nine months of fiscal 2020. Additionally, the amounts also exclude an adjustment to tax expense in the third quarter of fiscal 2020 of approximately $10 million associated with the loss on sale for the Reef® divestiture.

The adjusted amounts in this release exclude costs primarily associated with the previously announced relocation of VF’s global headquarters and certain brands to Denver, Colorado. The adjusted amounts in this release also exclude costs related to strategic business decisions in South America and the operating results of jeanswear wind down activities in South America following the spin-off of Kontoor Brands. Total costs were approximately $16 million in the third quarter of fiscal 2020 and approximately $51 million in the first nine months of fiscal 2020.

The adjusted amounts in this release exclude a noncash pension settlement charge. The pension settlement charge was a result of actions taken to reduce risk, volatility and the liability associated with VF's U.S. pension plan. Total expense was approximately $23 million in the third quarter of fiscal 2020 and the first nine months of fiscal 2020.

The adjusted amounts in this release exclude the impact of recent Swiss tax legislation. On May 19, 2019, Switzerland voted to approve the Federal Act on Tax Reform and AHV Financing ("Swiss Tax Act"). Certain provisions of the Swiss Tax Act were enacted during fiscal 2020, which resulted in adjustments to deferred tax positions of approximately $164 million in the first nine months of fiscal 2020. It is expected that additional provisions may be enacted in subsequent periods, resulting in further adjustments.

Combined, the above items negatively impacted earnings per share by $0.10 during the third quarter of fiscal 2020 and positively impacted earnings per share by $0.20 during the first nine months of fiscal 2020. All adjusted amounts referenced herein exclude the effects of these amounts.

Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Third Quarter Fiscal 2020 Income Statement Review

  Revenue increased 5 percent (up 6 percent in constant dollars) to $3.4 billion, driven by VF's largest brands, and our International and Direct-to-Consumer platforms. Excluding the occupational Work business, revenue increased 6 percent (up 7 percent in constant dollars).
  Gross margin increased 110 basis points to 55.7 percent, primarily driven by favorable mix shift toward higher margin businesses and timing of net foreign currency transaction gains. On an adjusted basis, gross margin increased 100 basis points to 55.7 percent.
  Operating income on a reported basis was $579 million. On an adjusted basis, operating income increased 11 percent (up 12 percent in constant dollars) to $595 million. Excluding the occupational Work business, operating income increased 14 percent (up 15 percent in constant dollars). Operating margin on a reported basis increased 100 basis points to 17.1 percent. Adjusted operating margin increased 100 basis points to 17.6 percent.
  Earnings per share was $1.13 on a reported basis. On an adjusted basis, earnings per share increased 14 percent to $1.23.

Balance Sheet Highlights

Inventories were up 12 percent compared with the same period last year. Excluding the occupational Work business, inventories were up 8 percent. During the quarter, VF returned approximately $189 million of cash to shareholders through dividends. The company also repurchased approximately $500 million of shares and has $3.3 billion remaining under its current share repurchase authorization.

Adjusted Full Year Fiscal 2020 Outlook

VF’s outlook for full year fiscal 2020 is on an adjusted continuing operations basis, which includes the occupational Work business, unless otherwise noted, and has been updated to include the following:

  Revenue is now expected to be approximately $11.75 billion, reflecting an increase of approximately 5 percent (7 percent on a constant dollar basis excluding the impact of acquisitions and divestitures). This compares to a previous expectation of approximately $11.8 billion, reflecting an increase of approximately 6 percent (approximately 8 percent on a constant dollar basis excluding the impact of acquisitions and divestitures). Excluding the occupational Work business, revenue is expected to increase approximately 6 percent (approximately 8 percent on a constant dollar basis excluding the impact of acquisitions and divestitures).
  By segment, revenue for Outdoor is now expected to increase approximately 4 percent (approximately 5 percent on a constant dollar basis, excluding the impact of acquisitions). This compares to the previous expectation of an increase in revenue of approximately 5 percent (6 percent to 7 percent on a constant dollar basis, excluding the impact of acquisitions). Revenue for Active is now expected to increase approximately 8 percent (approximately 12 percent on a constant dollar basis, excluding the impact of divestitures). This compares to the previous expectation of an increase in revenue of approximately 8 percent to 9 percent (11 percent to 12 percent on a constant dollar basis, excluding the impact of divestitures). Revenue for Work is now expected to increase approximately 1 percent (2 percent to 3 percent on a constant dollar basis, excluding the impact of divestitures). This compares to the previous expectation of an increase in revenue of approximately 2 percent to 3 percent (4 percent to 5 percent on a constant dollar basis, excluding the impact of divestitures). Excluding the occupational Work business, Work revenue is expected to increase approximately 3 percent (6 percent to 7 percent on a constant dollar basis excluding the impact of divestitures).
  International revenue is now expected to increase approximately 6 percent, or approximately 9 percent on a constant dollar basis, excluding the impact of acquisitions and divestitures. This compares to the previous expectation of an increase in revenue of approximately 4 percent to 5 percent, or approximately 8 percent to 9 percent on a constant dollar basis, excluding the impact of acquisitions and divestitures.
  Direct-to-consumer revenue is now expected to increase approximately 9 percent to 10 percent (10 percent to 11 percent on a constant dollar basis), including about 20 percent growth in Digital on a constant dollar basis, excluding the impact of acquisitions and divestitures. This compares to the previous expectation of an increase in revenue of approximately 11 percent to 12 percent (12 percent to 13 percent on a constant dollar basis), including about 25 percent growth in Digital on a constant dollar basis, excluding the impact of acquisitions and divestitures.
  Adjusted gross margin is still expected to be 54.1 percent, which represents an estimated increase of 80 basis points.
  Adjusted operating margin is still expected to be 13.8 percent, which represents an estimated increase of approximately 90 basis points. Adjusted operating income is expected to increase approximately 12 percent (approximately 14 percent on a constant dollar basis excluding the impact of acquisitions and divestitures). Excluding the occupational Work business, adjusted operating income is expected to increase approximately 15 percent (approximately 18 percent on a constant dollar basis excluding the impact of acquisitions and divestitures).
  Adjusted earnings per share is now expected to be approximately $3.30, reflecting growth of approximately 15 percent (approximately 18 percent on a constant dollar basis, excluding acquisitions and divestitures). This compares to the previous expectation of adjusted earnings per share in the range of $3.32 to $3.37, reflecting growth of 16 percent to 18 percent (19 percent to 21 percent on a constant dollar basis excluding the impact of acquisitions and divestitures).
  Adjusted cash flow from operations is now expected to approximate $1.3 billion. This compares to the previous expectation of at least $1.3 billion.
  Other full year assumptions include an effective tax rate of approximately 15.5 percent and capital expenditures of approximately $350 million. This compares to the previous expectation of an effective tax rate of approximately 15 percent to 15.5 percent and capital expenditures of approximately $400 million.

Dividend Declared

VF’s Board of Directors declared a quarterly dividend of $0.48 per share, payable on March 20, 2020, to shareholders of record on March 10, 2020.

Webcast Information

VF will host its third quarter fiscal 2020 conference call beginning at 8:30 a.m. Eastern Time today. The conference call will be broadcast live via the Internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.

Presentation

A presentation on third quarter fiscal 2020 results will be available at ir.vfc.com beginning at approximately 7:30 a.m. Eastern Time today and will be archived at the same location.

About VF

Founded in 1899, VF Corporation is one of the world’s largest apparel, footwear and accessories companies connecting people to the lifestyles, activities and experiences they cherish most through a family of iconic outdoor, active and workwear brands including Vans®, The North Face®, Timberland® and Dickies®. Our purpose is to power movements of sustainable and active lifestyles for the betterment of people and our planet. We connect this purpose with a relentless drive to succeed to create value for all stakeholders and use our company as a force for good. For more information, please visit vfc.com.

Forward-looking Statements

Certain statements included in this release and attachments are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to: risks associated with the spin-off of our Jeanswear business completed on May 22, 2019, including the risk that VF will not realize all of the expected benefits of the spin-off; and the risk that the spin-off will not be tax-free for U.S. federal income tax purposes; the risk that there will be a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of VF. There are also risks associated with the relocation of our global headquarters and a number of brands to the metro Denver area, including the risk of significant disruption to our operations, the temporary diversion of management resources and loss of key employees who have substantial experience and expertise in our business, the risk that we may encounter difficulties retaining employees who elect to transfer and attracting new talent in the Denver area to replace our employees who are unwilling to relocate, the risk that the relocation may involve significant additional costs to us and that the expected benefits of the move may not be fully realized. Other risks include foreign currency fluctuations; the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; the financial strength of VF's customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; VF's response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior, intense competition from online retailers, manufacturing and product innovation; increasing pressure on margins; VF's ability to implement its business strategy; VF's ability to grow its international and direct-to-consumer businesses; VF’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that VF's facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; VF's ability to properly collect, use, manage and secure consumer and employee data; stability of VF's manufacturing facilities and foreign suppliers; continued use by VF's suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; continuity of members of VF’s management; VF's ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF's ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; the risk of economic uncertainty associated with the pending exit of the United Kingdom from the European Union ("Brexit") or any other similar referendums that may be held; and adverse or unexpected weather conditions. More information on potential factors that could affect VF's financial results is included from time to time in VF's public reports filed with the Securities and Exchange Commission, including VF's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

VF CORPORATION Condensed Consolidated Statements of Income (Unaudited) (In thousands, except per share amounts)
	Three Months Ended December		%	Nine Months Ended December		%
	2019	2018	Change	2019	2018	Change
Net revenues	$3,384,746	$3,227,712	5%	$9,049,493	$8,584,237	5%
Costs and operating expenses
Cost of goods sold	1,500,463	1,464,761	2%	4,133,884	4,015,441	3%
Selling, general and administrative expenses	1,305,481	1,242,131	5%	3,624,450	3,389,891	7%
Total costs and operating expenses	2,805,944	2,706,892	4%	7,758,334	7,405,332	5%
Operating income	578,802	520,820	11%	1,291,159	1,178,905	10%
Interest, net	(16,814)	(25,220)	(33)%	(47,639)	(76,894)	(38)%
Other income (expense), net	(22,152)	(1,027)	*	(18,367)	(52,422)	*
Income from continuing operations before income taxes	539,836	494,573	9%	1,225,153	1,049,589	17%
Income tax expense	87,089	85,453	2%	26,156	162,981	*
Income from continuing operations	452,747	409,120	11%	1,198,997	886,608	35%
Income (loss) from discontinued operations, net of tax	12,256	54,389	*	(35,772)	244,380	*
Net income	$465,003	$463,509	0%	$1,163,225	$1,130,988	3%
Earnings (loss) per common share - basic (a)
Continuing operations	$1.14	$1.03	10%	$3.02	$2.24	35%
Discontinued operations	0.03	0.14	*	(0.09)	0.62	*
Total earnings per common share - basic	$1.17	$1.17	0%	$2.93	$2.86	2%
Earnings (loss) per common share - diluted (a)
Continuing operations	$1.13	$1.02	11%	$2.99	$2.21	35%
Discontinued operations	0.03	0.14	*	(0.09)	0.61	*
Total earnings per common share - diluted	$1.16	$1.16	0%	$2.90	$2.82	3%
Weighted average shares outstanding
Basic	395,940	395,294		396,806	395,117
Diluted	400,322	399,767		401,499	400,418
Cash dividends per common share	$0.48	$0.51	(6)%	$1.42	$1.43	(1)%
* Calculation not meaningful

Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. For presentation purposes herein, all references to periods ended December 2019 relate to the 13-week and 39-week fiscal periods ended December 28, 2019 and all references to periods ended December 2018 relate to the 13-week and 39-week fiscal periods ended December 29, 2018. References to March 2019 relate to the balance sheet as of March 30, 2019.

(a) Amounts have been calculated using unrounded numbers.

VF CORPORATION Condensed Consolidated Balance Sheets (Unaudited) (In thousands)
	December	March	December
	2019	2019	2018
ASSETS
Current assets
Cash and equivalents	$583,951	$445,119	$451,978
Accounts receivable, net	1,641,758	1,465,855	1,566,202
Inventories	1,564,970	1,432,660	1,401,621
Other current assets	365,019	433,793	391,800
Current assets of discontinued operations	—	896,030	800,490
Total current assets	4,155,698	4,673,457	4,612,091
Property, plant and equipment	908,771	915,177	902,665
Goodwill and intangible assets	3,487,811	3,513,678	3,539,450
Operating lease right-of-use asset	1,298,631	—	—
Other assets	963,351	772,755	756,065
Other assets of discontinued operations	—	481,718	474,039
Total assets	$10,814,262	$10,356,785	$10,284,310
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$56,001	$659,060	$674,676
Current portion of long-term debt	4,677	5,263	5,576
Accounts payable	456,993	580,867	536,406
Accrued liabilities	1,444,421	1,154,932	1,115,371
Current liabilities of discontinued operations	—	261,482	231,018
Total current liabilities	1,962,092	2,661,604	2,563,047
Long-term debt	2,110,488	2,115,884	2,135,240
Operating lease liabilities	1,052,854	—	—
Other liabilities	1,121,238	1,232,200	1,239,503
Other liabilities of discontinued operations	—	48,581	45,896
Total liabilities	6,246,672	6,058,269	5,983,686
Stockholders' equity	4,567,590	4,298,516	4,300,624
Total liabilities and stockholders' equity	$10,814,262	$10,356,785	$10,284,310

VF CORPORATION Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)
	Nine Months Ended December
	2019	2018
Operating activities
Net income	$1,163,225	$1,130,988
Income (loss) from discontinued operations, net of tax	(35,772)	244,380
Income from continuing operations, net of tax	1,198,997	886,608
Depreciation and amortization	204,341	192,049
Amortization of operating lease right-of-use assets	287,439	—
Other adjustments	(862,364)	33,069
Cash provided by operating activities - continuing operations	828,413	1,111,726
Cash provided by operating activities - discontinued operations	13,213	324,937
Cash provided by operating activities	841,626	1,436,663
Investing activities
Business acquisitions, net of cash received	—	(320,405)
Proceeds from sale of businesses, net of cash sold	—	430,273
Capital expenditures	(186,281)	(180,241)
Software purchases	(37,333)	(42,533)
Other, net	51,985	(16,189)
Cash used by investing activities - continuing operations	(171,629)	(129,095)
Cash used by investing activities - discontinued operations	(2,327)	(19,451)
Cash used by investing activities	(173,956)	(148,546)
Financing activities
Net decrease from short-term borrowings and long-term debt	(601,055)	(859,345)
Purchases of treasury stock	(500,003)	(150,676)
Cash dividends paid	(562,298)	(565,176)
Cash received from Kontoor Brands, net of cash transferred of $126.8 million	906,148	—
Proceeds from issuance of Common Stock, net of shares withheld for taxes	135,086	137,470
Cash used by financing activities	(622,122)	(1,437,727)
Effect of foreign currency rate changes on cash, cash equivalents and restricted cash	(4,927)	(681)
Net change in cash, cash equivalents and restricted cash	40,621	(150,291)
Cash, cash equivalents and restricted cash – beginning of year	556,587	689,190
Cash, cash equivalents and restricted cash – end of period	$597,208	$538,899

VF CORPORATION Supplemental Financial Information Reportable Segment Information (Unaudited) (In thousands)
	Three Months Ended December		% Change	% Change Constant Currency (a)	% Change Adjusted (b)	% Change Constant Currency and Adjusted (a) (b)	% Change Adjusted Organic (b) (c)	% Change Constant Currency and Adjusted Organic (a) (b) (c)
	2019	2018
Segment revenues
Outdoor	$1,659,108	$1,612,605	3%	4%	3%	4%	3%	4%
Active	1,239,462	1,142,580	8%	9%	8%	9%	9%	10%
Work	480,086	471,875	2%	2%	2%	2%	2%	2%
Other (d)	6,090	652	*	*	*	*	*	*
Total segment revenues	$3,384,746	$3,227,712	5%	6%	5%	6%	5%	6%
Segment profit (loss)
Outdoor	$348,995	$338,009	3%	4%
Active	286,474	272,862	5%	6%
Work	54,556	56,178	(3)%	(3)%
Other (d)	(2,800)	520	*	*
Total segment profit	687,225	667,569	3%	3%
Corporate and other expenses	(130,575)	(147,776)	(12)%	(12)%
Interest, net	(16,814)	(25,220)	(33)%	(33)%
Income from continuing operations before income taxes	$539,836	$494,573	9%	9%
(a) Refer to constant currency definition on the following pages.

(b) Excludes the operating results of jeanswear wind down activities in South America post the separation of Kontoor Brands for the three months ended December 2019. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2019" page for additional information.

(c) Excludes divestitures representing the operating results of Reef® and the Van Moer business, through the respective dates of sale for the three months ended December 2018. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2018" page for additional information.

(d) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Includes results related to the sale of non-VF products and transition services primarily related to the sale of the Nautica® brand business.

* Calculation not meaningful

VF CORPORATION Supplemental Financial Information Reportable Segment Information (Unaudited) (In thousands)
	Nine Months Ended December		% Change	% Change Constant Currency (a)	% Change Adjusted (b)	% Change Constant Currency and Adjusted (a) (b)	% Change Adjusted Organic (b) (c)	% Change Constant Currency and Adjusted Organic (a) (b) (c)
	2019	2018
Segment revenues
Outdoor	$3,795,665	$3,647,708	4%	6%	4%	6%	4%	5%
Active	3,885,222	3,579,478	9%	10%	9%	10%	11%	13%
Work	1,338,184	1,346,829	(1)%	0%	(1)%	0%	1%	2%
Other (d)	30,422	10,222	*	*	*	*	*	*
Total segment revenues	$9,049,493	$8,584,237	5%	7%	5%	7%	6%	8%
Segment profit (loss)
Outdoor	$525,107	$512,635	2%	4%
Active	982,240	893,110	10%	12%
Work	140,791	156,425	(10)%	(10)%
Other (d)	(2,035)	3,470	*	*
Total segment profit	1,646,103	1,565,640	5%	6%
Corporate and other expenses	(373,311)	(439,157)	(15)%	(15)%
Interest, net	(47,639)	(76,894)	(38)%	(38)%
Income from continuing operations before income taxes	$1,225,153	$1,049,589	17%	19%
(a) Refer to constant currency definition on the following pages.

(b) Excludes the operating results of jeanswear wind down activities in South America post the separation of Kontoor Brands for the nine months ended December 2019. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2019" page for additional information.

(c) Excludes the operating results of Altra® for the two months ended May 2019, which reflects the one-year anniversary of the acquisition. The change also excludes divestitures representing the operating results of Reef® and the Van Moer business, through the respective dates of sale for the nine months ended December 2018. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2019" and "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2018" pages for additional information.

(d) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Includes results related to the sale of non-VF products and transition services primarily related to the sale of the Nautica® brand business.

* Calculation not meaningful

VF CORPORATION Supplemental Financial Information Reportable Segment Information – Constant Currency Basis (Unaudited) (In thousands)
	Three Months Ended December 2019
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$1,659,108	$12,180	$1,671,288
Active	1,239,462	9,806	1,249,268
Work	480,086	604	480,690
Other	6,090	(240)	5,850
Total segment revenues	$3,384,746	$22,350	$3,407,096
Segment profit (loss)
Outdoor	$348,995	$1,664	$350,659
Active	286,474	1,659	288,133
Work	54,556	145	54,701
Other	(2,800)	(2,069)	(4,869)
Total segment profit	687,225	1,399	688,624
Corporate and other expenses	(130,575)	77	(130,498)
Interest, net	(16,814)	—	(16,814)
Income from continuing operations before income taxes	$539,836	$1,476	$541,312
Diluted earnings per share growth	11%	0%	11%
Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. The constant currency financial information also excludes the impact of foreign currency-denominated transactions in countries with highly inflationary economies. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation, and measuring foreign currency transactions in highly inflationary economies. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period). Similarly, foreign currency transactions in highly inflationary economies, on a constant currency basis, are calculated using exchange rates from the comparable period of the prior year.

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION Supplemental Financial Information Reportable Segment Information – Constant Currency Basis (Unaudited) (In thousands)
	Nine Months Ended December 2019
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$3,795,665	$59,353	$3,855,018
Active	3,885,222	62,000	3,947,222
Work	1,338,184	6,530	1,344,714
Other	30,422	3,974	34,396
Total segment revenues	$9,049,493	$131,857	$9,181,350
Segment profit (loss)
Outdoor	$525,107	$6,591	$531,698
Active	982,240	16,171	998,411
Work	140,791	579	141,370
Other	(2,035)	(2,667)	(4,702)
Total segment profit	1,646,103	20,674	1,666,777
Corporate and other expenses	(373,311)	(208)	(373,519)
Interest, net	(47,639)	—	(47,639)
Income from continuing operations before income taxes	$1,225,153	$20,466	$1,245,619
Diluted earnings per share growth	35%	2%	37%
Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. The constant currency financial information also excludes the impact of foreign currency-denominated transactions in countries with highly inflationary economies. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation, and measuring foreign currency transactions in highly inflationary economies. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period). Similarly, foreign currency transactions in highly inflationary economies, on a constant currency basis, are calculated using exchange rates from the comparable period of the prior year.

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION

Supplemental Financial Information

Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2019

(Unaudited)

(In thousands, except per share amounts)

Three Months Ended December 2019	As Reported under GAAP	Transaction and Deal Related Costs (a)	Relocation and Specified Strategic Business Decisions (b)	Pension Settlement Charge (c)	Impact of Swiss Tax Act (d)	Adjusted	Contribution from Acquisition (e)	Adjusted Organic
Revenues	$3,384,746	$—	$(231)	$—	$—	$3,384,515	$—	$3,384,515

Gross profit	1,884,283	—	831	—	—	1,885,114	—	1,885,114
Percent	55.7%					55.7%		55.7%

Operating income	578,802	—	16,195	—	—	594,997	—	594,997
Percent	17.1%					17.6%		17.6%

Other income (expense), net	(22,152)	—	(18)	22,934	—	764	—	764

Diluted earnings per share from continuing operations (f)	1.13	0.03	0.03	0.04	—	1.23	—	1.23

Nine Months Ended December 2019	As Reported under GAAP	Transaction and Deal Related Costs (a)	Relocation and Specified Strategic Business Decisions (b)	Pension Settlement Charge (c)	Impact of Swiss Tax Act (d)	Adjusted	Contribution from Acquisition (e)	Adjusted Organic
Revenues	$9,049,493	$—	$(14,252)	$—	$—	$9,035,241	$(11,764)	$9,023,477

Gross profit	4,915,609	(630)	(1,782)	—	—	4,913,197	(4,485)	4,908,712
Percent	54.3%					54.4%		54.4%

Operating income	1,291,159	22,317	51,093	—	—	1,364,569	37	1,364,606
Percent	14.3%					15.1%		15.1%

Other income (expense), net	(18,367)	—	(30)	22,934	—	4,537	4	4,541

Diluted earnings per share from continuing operations (f)	2.99	0.07	0.10	0.04	(0.41)	2.78	—	2.79

(a) Transaction and deal related costs include acquisition, integration and other costs related to the acquisitions of the Icebreaker® and Altra® brands, which totaled $12.8 million for the nine months ended December 2019. The costs also include separation and related expenses associated with the spin-off of the Jeans business of $9.5 million, that did not meet the criteria for discontinued operations, for the nine months ended December 2019. These transaction and deal related costs resulted in a net tax benefit of $5.8 million in the nine months ended December 2019. Additionally, the three and nine months ended December 2019 include an adjustment to tax expense of $10.2 million associated with the loss on sale for the divestiture of the Reef® brand.

(b) Relocation and specified strategic business decisions for the three and nine months ended December 2019 include costs associated with the relocation of VF’s global headquarters and certain brands to Denver, Colorado, which totaled $10.8 million and $41.5 million for the three and nine months ended December 2019, respectively. This activity includes a gain of approximately $11 million on the sale of certain office real estate and related assets in connection with the relocation, which was recorded in the three months ended June 2019. The activity also includes the operating results of jeanswear wind down activities in South America post the separation of Kontoor Brands and costs related to specified strategic business decisions to cease operations in Argentina and planned business model changes in certain other countries in South America, which totaled $5.4 million and $9.6 million for the three and nine months ended December 2019, respectively. The relocation and specified strategic business decisions costs resulted in a net tax benefit of $3.0 million and $11.3 million for the three and nine months ended December 2019, respectively.

(c) The pension settlement charge was a result of actions taken to reduce risk, volatility and the liability associated with VF's U.S. pension plan. The pension settlement charge resulted in a net tax benefit of $5.8 million in the three and nine months ended December 2019.

(d) On May 19, 2019, Switzerland voted to approve the Federal Act on Tax Reform and AHV Financing ("Swiss Tax Act"). Certain provisions of the Swiss Tax Act were enacted during the three months ended September 2019, which resulted in adjustments to deferred tax positions of $164.4 million for the nine months ended December 2019.

(e) The contribution from acquisition represents the operating results of Altra® for the two months ended May 2019, which reflects the one-year anniversary of the acquisition. The results exclude transaction and deal related costs.

(f) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 400,322,000 and 401,499,000 weighted average common shares for the three and nine months ended December 2019, respectively.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis, on an adjusted basis, which excludes the impact of transaction and deal related costs, activity related to relocation and specified strategic business decisions, the impact of the pension settlement charge and the impact of the Swiss Tax Act, and on an adjusted organic basis, which excludes the operating results of Altra® (for the two months ended May 2019). Contribution from acquisition also excludes transaction and deal related costs. These adjusted presentations are non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION

Supplemental Financial Information

Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2018

(Unaudited)

(In thousands, except per share amounts)

Three Months Ended December 2018	As Reported under GAAP	Transaction and Deal Related Costs (a)	Relocation and other Restructuring Costs (b)	Impact of U.S. Tax Act (c)	Adjusted	Contribution from Divestitures (d)	Adjusted Organic
Revenues	$3,227,712	$—	$—	$—	$3,227,712	$(4,340)	$3,223,372

Gross profit	1,762,951	1,640	564	—	1,765,155	(1,395)	1,763,760
Percent	54.6%				54.7%		54.7%

Operating income	520,820	8,046	5,983	—	534,849	1,063	535,912
Percent	16.1%				16.6%		16.6%

Other income (expense), net	(1,027)	4,842	—	—	3,815	1	3,816

Diluted earnings per share from continuing operations (e)	1.02	0.02	0.01	0.03	1.08	—	1.09

Nine Months Ended December 2018	As Reported under GAAP	Transaction and Deal Related Costs (a)	Relocation and other Restructuring Costs (b)	Impact of U.S. Tax Act (c)	Adjusted	Contribution from Divestitures (d)	Adjusted Organic
Revenues	$8,584,237	$—	$—	$—	$8,584,237	$(96,192)	$8,488,045

Gross profit	4,568,796	8,854	3,512	—	4,581,162	(37,417)	4,543,745
Percent	53.2%				53.4%		53.5%

Operating income	1,178,905	36,352	16,699	—	1,231,956	(7,499)	1,224,457
Percent	13.7%				14.4%		14.4%

Other income (expense), net	(52,422)	36,852	—	—	(15,570)	6	(15,564)

Diluted earnings per share from continuing operations (e)	2.21	0.15	0.03	0.06	2.46	(0.01)	2.44

(a) Transaction and deal related costs include acquisition and integration costs related to the acquisitions of Williamson-Dickie and the Icebreaker® and Altra® brands, and divestiture costs related to the sale of the Reef® brand, which totaled $6.4 million and $33.6 million for the three and nine months ended December 2018, respectively. The costs also include separation and related expenses associated with the spin-off of the Jeans business of $1.6 million and $2.4 million, that did not meet the criteria for discontinued operations, for the three and nine months ended December 2018, respectively. Additionally, the costs included estimated non-operating losses on sale related to the divestitures of the Reef® brand and Van Moer business, totaling $4.5 million and $36.8 million in the three and nine months ended December 2018, respectively. The transaction and deal related costs resulted in a net tax benefit of $3.3 million and $11.6 million in the three and nine months ended December 2018, respectively.

(b) Relocation and other restructuring costs for the three and nine months ended December 2018 primarily include costs associated with the relocation of VF's global headquarters and certain brands to Denver, Colorado. The costs resulted in a net tax benefit of $1.6 million and $4.3 million for the three and nine months ended December 2018, respectively.

(c) On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act ("U.S. Tax Act"). Measurement period adjustments related to the provisional net charge were recorded during the three and nine months ended December 2018, resulting in a tax expense of $10.4 million and $23.3 million for the respective periods.

(d) The contribution from divestitures represents the operating results of the Reef® brand and Van Moer business, through the respective dates of sale for the three and nine months ended December 2018. The contribution from divestitures resulted in a net tax benefit of $0.2 million and net tax expense of $1.6 million for the three and nine months ended December 2018, respectively.

(e) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impact was calculated using 399,767,000 and 400,418,000 weighted average common shares for the three and nine months ended December 2018, respectively.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis, on an adjusted basis, which excludes transaction and deal related expenses, relocation and other restructuring costs and the impact of the U.S. Tax Act, and on an adjusted organic basis, which excludes the operating results of Reef® and the Van Moer business. These adjusted presentations are non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION Supplemental Financial Information Top 4 Brand Revenue Information (Unaudited)
	Three Months Ended December 2019				Nine Months Ended December 2019
Top 4 Brand Revenue Growth	Americas	EMEA	APAC	Global	Americas	EMEA	APAC	Global
Vans®
% change	9%	14%	23%	12%	15%	8%	25%	15%
% change constant currency*	9%	16%	25%	13%	15%	13%	30%	17%
The North Face®
% change	4%	15%	13%	8%	7%	10%	12%	8%
% change constant currency*	4%	17%	15%	8%	7%	14%	15%	9%
Timberland®
% change	(4)%	(9)%	0%	(5)%	2%	(10)%	2%	(3)%
% change constant currency*	(4)%	(7)%	1%	(4)%	2%	(7)%	3%	(1)%
Dickies®
% change	7%	5%	45%	13%	0%	(2)%	23%	3%
% change constant currency*	7%	6%	46%	13%	0%	1%	25%	4%
*Refer to constant currency definition on previous pages.

VF CORPORATION Supplemental Financial Information Geographic and Channel Revenue Information (Unaudited)
	Three Months Ended December 2019
	% Change	% Change Constant Currency*	% Change Adjusted (a)	% Change Constant Currency and Adjusted*(a)	% Change Adjusted Organic (a) (b)	% Change Constant Currency and Adjusted Organic*(a) (b)
Geographic Revenue Growth
U.S.	3%	3%	3%	3%	3%	3%
EMEA	4%	6%	4%	6%	4%	7%
APAC	14%	15%	14%	15%	14%	15%
China	30%	32%	30%	32%	30%	32%
Americas (non-U.S.)	9%	9%	9%	9%	9%	9%
International	8%	9%	8%	9%	8%	9%
Global	5%	6%	5%	6%	5%	6%

	Nine Months Ended December 2019
	% Change	% Change Constant Currency*	% Change Adjusted (a)	% Change Constant Currency and Adjusted*(a)	% Change Adjusted Organic (a) (b)	% Change Constant Currency and Adjusted Organic*(a) (b)
Geographic Revenue Growth
U.S.	6%	6%	6%	6%	7%	7%
EMEA	0%	4%	0%	4%	2%	6%
APAC	13%	16%	13%	16%	13%	16%
China	24%	29%	24%	29%	24%	29%
Americas (non-U.S.)	9%	11%	6%	8%	7%	9%
International	5%	8%	5%	8%	6%	9%
Global	5%	7%	5%	7%	6%	8%

	Three Months Ended December 2019
	% Change	% Change Constant Currency*	% Change Adjusted (a)	% Change Constant Currency and Adjusted*(a)	% Change Adjusted Organic (a) (b)	% Change Constant Currency and Adjusted Organic*(a) (b)
Channel Revenue Growth
Wholesale (c)	3%	4%	3%	4%	4%	4%
Direct-to-consumer	7%	7%	7%	7%	7%	7%
Digital	16%	17%	16%	17%	16%	17%

	Nine Months Ended December 2019
	% Change	% Change Constant Currency*	% Change Adjusted (a)	% Change Constant Currency and Adjusted*(a)	% Change Adjusted Organic (a) (b)	% Change Constant Currency and Adjusted Organic*(a) (b)
Channel Revenue Growth
Wholesale (c)	3%	4%	3%	4%	4%	6%
Direct-to-consumer	10%	11%	10%	11%	10%	11%
Digital	17%	19%	17%	19%	18%	20%
	As of December
	2019	2018
DTC Store Count
Total	1,438	1,420
*Refer to constant currency definition on previous pages.

(a) Excludes the operating results of jeanswear wind down activities in South America post the separation of Kontoor Brands for the three and nine months ended December 2019. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2019" page for additional information.

(b) Excludes the operating results of Altra® for the two months ended May 2019, which reflects the one-year anniversary of the acquisition. The change also excludes divestitures representing the operating results of Reef® and the Van Moer business, through the respective dates of sale for the three and nine months ended December 2018. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2019" and "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2018" pages for additional information.

(c) Royalty revenues are included in the wholesale channel for all periods.

Contacts

VF Corporation
Joe Alkire, 720-778-4051
Vice President, Corporate Development, Investor Relations and Treasury
or
Craig Hodges, 720-778-4116
Vice President, Corporate Affairs